Exhibit 10.2

To:	Geoffrey Boyd

From:	R. A. Smith	/s/ Rick Smith 3/8/00
Chief Operating Officer / Chief Financial Officer

Date:	March 7, 2000

Re:	Outline of Employment Offer to Geoffrey Boyd

I am pleased to present the following outline of Advanced Telecommunications, Inc. (ATI) offer to you for the position of Chief Financial Officer.

1.                                      Annual Direct Compensation

Annual Compensation will be $170,000 per year.

2.                                      Incentive Compensation

You will be eligible for an annual performance incentive pay package that could max out at 60% of your annual base pay.

Performance incentive targets and pay (Annual Direct Compensation) will be assessed and granted quarterly and trued-up on completion of the year-end audit, reviewed and approved by the ATI Board of Directors and the CEO/COO. The levels of the performance incentive package are included below:

Base	30%
Target	45%
Premier	60%

3.                                      Relocation

ATI will provide a relocation package to the Executive that is intended to allow the employee to remain neutral from a compensation perspective. This package will include the following elements:

a)                                      Out of pocket costs for home search (up to two family trips).

b)                                     All real estate commissions paid to a third party for sale of the primary dwelling.

c)                                      Points required to make interest rates equivalent to the current rate that the Executives pays.

d)                                     Closing costs on the said and purchase of primary dwelling.

e)                                      Temporary living expenses until a residence is occupied in Minneapolis if necessary.

f)                                        Home travel every week until Executive’s family is relocated.

g)                                     All household moving expenses with a licensed national moving company.

• 730 Second Avenue South • Suite 1200 • Minneapolis, MN 55402 • Phone (612) 376-4400 • Fax (612) 376-4411

h)                                     One (1) month salary for incidentals, decorating, etc.

i)                                         Reimbursement for (health/dental/vision) benefits from your present employers COBRA in Oklahoma until your family relocates to Minnesota.

4.                                      Severance

In the event your employment is terminated during your first three years of employment by ATI without cause, you shall be paid a severance payment equal to one years base salary.

Additionally, ATI will accelerate the vesting of your options by one year, should the above event occur.

5.                                      Options

You will be granted 250,000 stock options at an exercise price of $6.54 per share. The shares are vested and earned on your anniversary as follows:

	Share Vesting	Percent Vesting
Start Date	50,000	20%
1st Day of Year 2	50,000	20%
1st Day of Year 3	50,000	20%
1st Day of Year 4	50,000	20%
1st Day of Year 5	50,000	20%
	250,000	100%

Should there be a change of control at ATI, all options granted will immediately be earned and vested.

End of year values (net of exercise price) based on various IPO prices are given as follows:

	$15		$20		$25		$30		$35		$40
CFO Options Value	$2.1	M	$3.4	M	$4.6	M	$5.9	M	$7.1	M	$8.4	M

Your option value based on a $20 end of year IPO price with four (4) years of additional growth is estimated below:

	10%		20%		30%		40%
CFO Options Value	$5.7	M	$8.7	M	$12.6	M	$17.6	M

Note/Important:           These estimates of the value of the option grant do not imply any guaranteed value – but are based solely on management’s/investor’s expectations and their internal forecasts.

6.                                      Other Benefits

You will also be eligible for a complete range of company benefits, including 401(k) (35% match on the first 6% contributed), health club membership reimbursement (family reimbursement is $35.00 per month), medical coverage, and company paid parking.

7.                                      Contingencies

This offer is contingent upon successful completion of a physical examination, reference/background checks, and successful negotiation out of any/all non-competes that you may have with your existing company.

Please indicate your acceptance below.

Geoff – I am looking forward to working with you.

Accepted by:	/s/ Geoffrey Boyd	Date:	3/8/00
Geoffrey Boyd